EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                   FORM OF CLASS A WARRANT TO PURCHASE SHARES
                                 OF THE STOCK OF
                            INFORMEDIX HOLDINGS, INC.
                 (VOID AFTER EXPIRATION DATE -DECEMBER 1, 2008)

         This certifies that _____ or his successors or assigns ("HOLDER") in consideration of one-tenth of one cent ($.001) in hand paid for each share of the Common Stock exercised hereunder, shall be entitled to purchase from INFORMEDIX HOLDINGS, INC., a Nevada corporation ("COMPANY"), having its principal place of business at 5880 Hubbard Drive, Rockville, MD 20852, as part of his $____ investment, _____ fully paid and non-assessable shares of the Company's common stock ("COMMON STOCK"), at an exercise price of $.44 ("EXERCISE PRICE") which is 120% of the Offering Price (defined below).

         This Class A Warrant is being issued in connection with a private placement (the "Private Placement") by the Company of a minimum of $1.5 million and a maximum of $5 million issuable in units, being sold only to accredited investors. Each unit consists of 135,136 shares of Common Stock which was determined by dividing the purchase price per Unit of $50,000 by $.37 per share equal to the average closing bid price (the "OFFERING Price") (calculated to the nearest $.0001) of the Common Stock for the five (5) consecutive trading days (the "Average Closing Price") immediately preceding and including the second trading day immediately prior to the initial closing date (the "Initial Closing Date"). For each Share of Common Stock issued, the Company shall also issue one A Warrant and one B Warrant.

         This Class A Warrant is identical to all other Class A Warrants issued in the Private Placement, except for names and amounts which shall total approximately 4,054,080 Class A Warrants if the minimum proceeds (at an Offering Price of $.37 per share) are raised and approximately 13,513,600 Class A Warrants if the maximum proceeds are raised. Each Class A Warrant entitles the Holder to purchase one share of Common Stock. The Company reserves the right to sell fractional units.

         This Class A Warrant shall be exchangeable for shares at any time, or from time-to-time, up to and including 5:00 p.m. (local time) on December 1, 2008 ("EXPIRATION DATE") subject to redemption as set forth in Section 15 herein, upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Class A Warrant properly endorsed with a form of subscription in substantially the form attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Class A Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price (unless the Class A Warrant is exercised via cashless exercise method as described in Section 1.3) and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in Section 2 of this Class A Warrant.

1.    Exercise; Issuance of Certificates; Payment for Shares.

      1.1 GENERAL. This Class A Warrant is exercisable in full, or in part for 10,000 or more shares, at the option of the Holder of record at any time or from time, to time, up to the Expiration Date for all of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. In the case of the exercise of less than all of the Class A Warrants represented hereby, the Company shall cancel this Class A Warrant Certificate upon the surrender hereof and shall execute and deliver a new Class A Warrant Certificate or Class A Warrant Certificates of like tenor for the balance of such Class A Warrants. The Company agrees that the shares of Common Stock purchased under this Class A Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which the exercise notice (attached hereto as Schedule A or B) is delivered to the Company via facsimile, provided however that in such case this Class A Warrant shall be surrendered to the Company within five (5) business days; Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Class A Warrant have been so exercised, and in any event, within seven (7) days of such exercise. Each Common Stock certificate so delivered shall be in such denominations of 10,000 or more shares of Common Stock as may be requested by the Holder hereof and shall be registered on the Company's books in the name designated by such Holder; provided that no Holder of this Class A shall be permitted to exercise any warrants to the extent that such exercise would cause any Holder to be the beneficial owner of more than 5% of the then outstanding Company's Common Stock, at that given time. This limitation shall not be deemed to prevent any Holder from acquiring more than an aggregate of 5% of the Common Stock, so long as such Holder does not beneficially own, or have the right to beneficially own, more than 5% of Company's Common Stock at any given time.


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

      1.2   EXERCISE FOR CASH

            This Class A Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof and prior to 5:00 P.M., New York time, on December 1, 2008, by the Holder by the facsimile delivery of the exercise notice, as attached hereto, on the date of the exercise and by surrender of this Class A Warrant within (5) business date from the exercise day at the address set forth hereof, together with proper payment of the aggregate purchase price payable hereunder for the Class A Warrant Shares ("Aggregate Warrant Price"), or the proportionate part thereof if this Class A Warrant is exercised in part. Payment for the Class A Warrant Shares shall be made by wire, or check payable to the order of the Company. If this Class A Warrant is exercised in part, this Class A Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Class A Warrant covering the Class A Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Class A Warrant Shares. Upon such surrender of this Class A Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and (b) deliver the other securities and properties receivable upon the exercise of this Class A Warrant, or the proportionate part thereof if this Class A Warrant is exercised in part, pursuant to the provisions of this Class A Warrant.

      1.3 CASHLESS EXERCISE. If at any time commencing on the first anniversary of the issuance of this Class A Warrant, in the event the Common Shares underlying the exercise of this Class A Warrant have not been registered for resale under the Securities Act of 1933 with a current prospectus available, the Class A Warrant may be exercised by surrender of the Class A Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (attached as Schedule B). The number of shares to be issued in exchange for the Class A Warrant will be computed by subtracting the Exercise Price from the 4:00 PM New York Time closing bid price of the Company's Common Stock as quoted on Bloomberg quotation system ("Closing Bid") on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the Class A Warrant, and dividing by the Closing Bid price as of the same date.

      1.4 SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Class A Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Class A Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Class A Warrant, a sufficient number of shares of authorized but unissued Common Stock, when and as required to provide for the exercise of the rights represented by this Class A Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or other securities may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Exercise Price (as set forth in Section 2 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock or Equity Securities then authorized by the Company's Articles of Incorporation ("COMPANY CHARTER").


2. DETERMINATION OR ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Class A Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 2. Upon each adjustment of the Exercise Price, the Holder of this Class A Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

      2.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

      2.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Class A Warrant or into which such securities are convertible) shall have received or become entitled to receive, without payment therefore:

            2.2.1 Stock, Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

            2.2.2 Any cash paid or payable otherwise than as a cash dividend, or

            2.2.3 Stock, Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 2.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Class A Warrant, be entitled to receive, in addition to the number of shares of Stock or Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (2.2.2) above and this clause (2.2.3)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

      2.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right, upon exercise of this Class A Warrant, to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Class A Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Class A Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Class A Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Class A Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon Holder's exercise of this Class A Warrant and payment of the purchase price in accordance with the terms hereof, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

      2.4

            2.4.1 Except as hereinafter provided, if and whenever after the date of execution of this Class A Warrant, the Company shall issue or sell any shares of its Common Stock for a consideration per Share less than the equivalent per share Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith the exercise price of this Class A Warrant shall be reduced to the price (calculated to the nearest cent) which the Company received upon such issue or sale.

            2.4.2 Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made upon (i) the issuance of up to 3,000,000 options and/or shares issuable pursuant to the Company's employee stock option plan in effect on the date hereof or the sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (ii) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants and/or conversion of notes previously issued and outstanding on the date hereof.

            2.4.3 No adjustment of the exercise price, however, shall be made in an amount less than $.01 per Share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per Share or more.

      2.5 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 2 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Class A Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Class A Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Class A Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Class A Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

      2.6   NOTICES OF CHANGE.

            2.6.1 Upon any determination or adjustment in the number or class of shares subject to this Class A Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such determination or adjustment.

            2.6.2 The Company shall give written notice to the Holder at least
                  10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

            2.6.3 The Company shall also give written notice to the Holder at least 20 days prior to the date on which an Organic Change shall take place.

3. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Class A Warrant shall be made without charge to the Holder of the Class A Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Class A Warrant being exercised.

4. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Class A Warrant.

5. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Class A Warrant shall be construed as conferring upon the Holder hereof the right to vote as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Class A Warrant, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Class A Warrant shall have been exercised. The Holder of this Class A Warrant shall receive all notices as if a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

6. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Class A Warrant and of the holder of shares of Common Stock issued upon exercise of this Class A Warrant, shall survive the exercise of this Class A Warrant.

7. FURTHER REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      7.1 ARTICLES AND BYLAWS. The Company has made available to Holder true, complete and correct copies of the Company Charter and Bylaws, as amended, through the date hereof.

      7.2 DUE AUTHORITY. The execution and delivery by the Company of this Class A Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Class A Warrant is not inconsistent with the Company Charter or Bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

      7.3 CONSENTS AND APPROVALS. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Class A Warrant, except for any filing required by applicable federal and state securities laws, which filing will be effective by the time required thereby.

      7.4 ISSUED SECURITIES. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock were issued in full compliance with all federal and state securities laws.

      7.5 EXEMPT TRANSACTION. Subject to the accuracy of the Holders representations in Section 8 hereof, the issuance of the Common Stock upon exercise of this Class A Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended ("1933 ACT"), in reliance upon Section 4(2) thereof, or upon the applicable exemption under Regulation D, and (ii) the qualification requirements of the applicable state securities laws.

      7.6 COMPLIANCE WITH RULE 144. At the written request of the Holder, who proposes to sell Common Stock issuable upon the exercise of the Class A Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Holder, within five (5) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

      7.7 REGISTRATION. The shares of Common Stock underlying this Class A Warrant are subject to a Registration Rights Agreement dated as of the date hereof between the Company and the Holder, the terms of which are incorporated by reference herein.

8.    REPRESENTATIONS AND COVENANTS OF THE HOLDER.

      8.1 This Class A Warrant has been entered into by the Company in reliance upon the following representations and covenants of the
            Holder:

            8.1.1 INVESTMENT PURPOSE. The Class A Warrant or the Common Stock
                  issuable upon exercise of the Class A Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

            8.1.2 PRIVATE ISSUE. The Holder understands (i) that the Class A
                  Warrant and the Common Stock issuable upon exercise of this Class A Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Class A Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 8.

            8.1.3 DISPOSITION OF HOLDERS RIGHTS. In no event will the Holder make a disposition of the Class A Warrant or the Common Stock issuable upon exercise of the Class A Warrant unless and until
                  (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that
                  (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Class A Warrant or for such shares of stock not bearing any restrictive legend.

            8.1.4 FINANCIAL RISK. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

            8.1.5 RISK OF NO REGISTRATION. The Holder understands that if the
                  Company does not file reports pursuant to Section 15(d) and/or
                  Section 12(g), of the Securities Exchange Act of 1934 ("1934 ACT"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell
                  (i) the Class A Warrant, or (ii) the Common Stock issuable upon exercise of the Class A Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Class A Warrant or the Common Stock issuable upon exercise of the Class A Warrant which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

            8.1.6 ACCREDITED INVESTOR. The Holder is an "accredited investor"
                  within the meaning of Regulation D promulgated under the 1933 Act.

9. MODIFICATION AND WAIVER. This Class A Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (i) personal delivery, against written receipt thereof, (ii) delivery via facsimile or e-mail as set forth below (iii) two business days after deposit with Federal Express or another nationally recognized overnight courier service, or (iv) five business days after being forwarded, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice.

11. BINDING EFFECT ON SUCCESSORS. As provided in Section 2.3 above, this Class A Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Class A Warrant shall survive the exercise and termination of this Class A Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Class A Warrant are inserted for convenience only and do not constitute a part of this Class A Warrant. This Class A Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Nevada.

13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Class A Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Class A Warrant, the Company, at its expense, will make and deliver a new Class A Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Class A Warrant.

14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Class A Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

15. REDEMPTION. This Class A Warrant may be redeemed at the option of the Company, at a redemption price of $.001 per Class A Warrant, at any time between the first anniversary date of the issuance and the Expiration Date upon 30 business-day written notice delivered to the Holder, provided: (a) the Closing Bid or last sales price of the Common Stock issuable upon exercise of such Class A Warrant has been at least 200% of the Offering Price for twenty (20) consecutive trading days ending not more than 15 days prior to the date of notice of redemption, and (b) there is an effective registration statement with a current prospectus available covering the shares of Common Stock issuable upon exercise of this Class A Warrant. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Class A Warrant except to receive the $.001 per Class A Warrant upon surrender of this Certificate. All Class A Warrants must be redeemed if any are redeemed.

         The notice of redemption shall specify: (i) the Redemption Price; (ii) the date fixed for redemption (the "Redemption Date"); (iii) the place where Class A Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Class A Warrants shall terminate at 5:00 p.m. EST on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

         From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of this Class A Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Class A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Class A Warrants called for redemption, such Class A Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

         IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be duly executed by its officers, thereunto duly authorized this _____ day of
________ _____.


                                    INFORMEDIX HOLDINGS, INC.,
                                    a Nevada corporation


                                    By:
                                        ------------------------
                                        Name:   Bruce A. Kehr
                                        Title:     Chairman & CEO

                                        Address: Georgetown Park
                                        5880 Hubbard Drive
                                        Rockville, MD 20852-4881


                                        Phone:   (301) 984-1566
                                        Fax:     (301) 984-9096
                                        E-mail:  Bruce.Kehr@InforMedix.com

                                   SCHEDULE A

                                SUBSCRIPTION FORM


Date:  _________________, _______

InforMedix Holdings, Inc. - Attn:  President


Ladies and Gentlemen:


      The undersigned hereby elects to exercise the Class A Warrant issued to it by InforMedix Holdings, Inc. ("COMPANY") and dated ________ __ _____, ("WARRANT") and to purchase thereunder __________________________________ shares of the Common Stock of the Company ("SHARES") at a purchase price of ________________ ($______) per Share or an aggregate purchase price of
__________________ ________________ Dollars ($__________) ("EXERCISE PRICE").

         The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of
Section 1.2 of the Warrant.

         Pursuant to the terms of the Warrant, the undersigned has delivered the Exercise Price herewith in full in cash or by certified check or wire transfer.


                                          Very truly yours,

                                   ASSIGNMENT

                          To Be Executed by the Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, ______________________________________________________
hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                     [please print or type name and address]

_____________________of the Class A Warrants represented by this Class A Warrant Certificate, and hereby irrevocably constitutes and appoints
_________________________________________ Attorney to transfer this Class A
Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                  x
       -------------------               ---------------------------------------
                                                  Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS A WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

                                   SCHEDULE B

                         CASHLESS EXERCISE SUBSCRIPTION


         The undersigned _______________________ pursuant to the provisions of the foregoing Class A Warrant, hereby agrees to subscribe to that number of shares of stock of INFORMEDIX HOLDINGS, INC. as are issuable in accordance with the formula set forth in Section 1.3 of the Warrant, and makes payment therefore in full by surrender and delivery of this Class A Warrant.


Number of Class A Warrants Exercised: _____


Number of underlying Common Shares: ______


Dated:                                    Signature:

                                          Address: